Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2021

FOX REPORTS FIRST QUARTER FISCAL 2022

REVENUES OF $3.05 BILLION

NET INCOME OF $708 MILLION,

EARNINGS PER SHARE OF $1.21

ADJUSTED EBITDA OF $1.06 BILLION

NEW YORK, NY, November 3, 2021 – Fox Corporation (Nasdaq: FOXA, FOX) (“FOX” or the “Company”) today reported financial results for the three months ended September 30, 2021.

The Company reported total quarterly revenues of $3.05 billion, a 12% increase from the $2.72 billion of revenues reported in the prior year quarter. Advertising revenues increased 17%, primarily due to continued growth at Tubi and the return of a full schedule of live events at FOX Sports and more scripted programming at FOX Entertainment in the current year quarter, as compared to the postponements and cancellations in the prior year quarter as a result of Coronavirus Disease 2019 (“COVID-19”). Affiliate revenues increased 9% with 14% growth at the Television segment and 5% growth at the Cable Network Programming segment. Other revenues increased 15%, led by the return of sports sublicensing revenues at the Cable Network Programming segment which were impacted by COVID-19 in the prior year quarter.

Quarterly net income of $708 million compares to the $1.12 billion reported in the prior year quarter. The change in net income was primarily due to the absence of a $462 million gain recognized in Other, net in the prior year quarter associated with the cash reimbursement received from Disney for the Company’s prepayment of its share of the tax liabilities resulting from Disney’s divestiture of certain Twenty-First Century Fox assets. Net Income attributable to Fox Corporation stockholders was $701 million ($1.21 per share) as compared to the $1.11 billion ($1.83 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $642 million ($1.11 per share) as compared to the $716 million ($1.18 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $1.06 billion as compared to the $1.17 billion reported in the prior year quarter as the revenue increases noted above were more than offset by what was an anticipated increase in expenses. The increase in expenses primarily reflects higher programming rights amortization associated with normalized sports and entertainment schedules that were impacted by COVID-19 in the prior year quarter and increased digital investment.

Commenting on the results, Executive Chairman and Chief Executive Officer Lachlan Murdoch said:

“We have made a strong start to the 2022 fiscal year with broad-based operating momentum led by the return of a full slate of live events at FOX Sports, ratings leadership at FOX News and exceptional progress at Tubi. As audiences migrate to live news, sports and streaming, it underscores the strategy and priorities that have defined our short history at FOX. We remain focused on bolstering our core brands and leveraging the unique assets that distinguish us to further propel growth and drive value for our shareholders.”

[1]

Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net and tax provision adjustments. See Note 1 for a description of adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders.

[2]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2021

REVIEW OF OPERATING RESULTS

	Three Months Ended September 30,
	2021	2020

	$ Millions
Revenues by Component:

Affiliate fee	$1,667	$1,533
Advertising	1,130	969
Other	248	215

Total revenues	$3,045	$2,717

Segment Revenues:
Cable Network Programming	$1,416	$1,325
Television	1,581	1,350
Other, Corporate and Eliminations	48	42

Total revenues	$3,045	$2,717

Adjusted EBITDA:
Cable Network Programming	$774	$781
Television	359	457
Other, Corporate and Eliminations	(69)	(72)

Adjusted EBITDA[3]	$1,064	$1,166

Depreciation and amortization:
Cable Network Programming	$10	$13
Television	26	25
Other, Corporate and Eliminations	43	30

Total depreciation and amortization	$79	$68

[3]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2021

CABLE NETWORK PROGRAMMING

	Three Months Ended September 30,
	2021	2020

	$ Millions
Revenues
Affiliate fee	$1,026	$973
Advertising	311	299
Other	79	53

Total revenues	1,416	1,325
Operating expenses	(523)	(434)
Selling, general and administrative	(124)	(115)
Amortization of cable distribution investments	5	5

Segment EBITDA	$774	$781

Cable Network Programming reported quarterly segment revenues of $1.42 billion, an increase of $91 million or 7% from the amount reported in the prior year quarter. Affiliate revenues increased $53 million or 5%, driven by contractual price increases, including the impact of distribution agreement renewals. Other revenues increased $26 million or 49%, primarily due to the return of sports sublicensing revenues and pay-per-view boxing, which were impacted by COVID-19 in the prior year quarter, and higher FOX Nation subscription revenues. Advertising revenues increased $12 million or 4%, driven by additional live events at the national sports networks, primarily the result of a full schedule of college football following the disruptions caused by COVID-19 in the prior year quarter, and higher digital revenues at FOX News Media. This growth was partially offset by the absence of the prior year election cycle in the current quarter at the FOX News Channel.

Cable Network Programming reported quarterly segment EBITDA of $774 million, as compared to the $781 million reported in the prior year quarter, as the revenue increases noted above were offset by higher expenses. The increase in expenses primarily reflects higher programming rights amortization at the national sports networks following the disruptions caused by COVID-19 in the prior year quarter and increased digital investment at FOX News Media.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2021

TELEVISION

	Three Months Ended September 30,
	2021	2020

	$ Millions
Revenues
Advertising	$819	$670
Affiliate fee	641	560
Other	121	120

Total revenues	1,581	1,350
Operating expenses	(1,026)	(714)
Selling, general and administrative	(196)	(179)

Segment EBITDA	$359	$457

Television reported quarterly segment revenues of $1.58 billion, an increase of $231 million or 17% from the amount reported in the prior year quarter. Advertising revenues increased $149 million or 22%, primarily due to continued growth at Tubi and the return of a full schedule of college football, the MLB All-Star game and more scripted entertainment programming at the FOX Network following the disruptions caused by COVID-19 in the prior year quarter. Affiliate revenues increased $81 million or 14%, driven by increases in fees from third-party FOX affiliates and higher average rates at the Company’s owned and operated television stations.

Television reported quarterly segment EBITDA of $359 million, as compared to the $457 million reported in the prior year quarter, as the revenue increases noted above were more than offset by higher expenses. The increase in expenses primarily reflects higher sports and entertainment programming rights amortization at the FOX Network following the disruptions caused by COVID-19 in the prior year quarter and increased digital investment at Tubi.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2021

SHARE REPURCHASE PROGRAM

The Company has authorized a $4 billion stock repurchase program. To date, the Company has repurchased $1.34 billion of its Class A common stock and $559 million of its Class B common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses, including the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed with the SEC on August 10, 2021, and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.

CONTACTS

Joe Dorrego, Investor Relations	Brian Nick, Press Inquiries
212-852-7856	310-369-3545

Dan Carey, Investor Relations 212-852-7955

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2021

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2021	2020

	$ Millions, except per share amounts
Revenues	$3,045	$2,717
Operating expenses	(1,571)	(1,168)
Selling, general and administrative	(415)	(388)
Depreciation and amortization	(79)	(68)
Impairment and restructuring charges	—	(35)
Interest expense, net	(97)	(98)
Other, net[4]	69	519

Income before income tax expense	952	1,479
Income tax expense	(244)	(362)

Net income	708	1,117

Less: Net income attributable to noncontrolling interests	(7)	(11)

Net income attributable to Fox Corporation stockholders	$701	$1,106

Weighted average shares:	578	605
Net income attributable to Fox Corporation stockholders per share:	$1.21	$1.83

[4]	Other, net presented above includes Equity losses of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2021

CONSOLIDATED BALANCE SHEETS

	September 30, 2021	June 30, 2021

Assets:	$ Millions
Current assets:
Cash and cash equivalents	$5,411	$5,886
Receivables, net	2,192	2,029
Inventories, net	1,135	729
Other	137	105

Total current assets	8,875	8,749

Non-current assets:
Property, plant and equipment, net	1,656	1,708
Intangible assets, net	3,155	3,154
Goodwill	3,532	3,435
Deferred tax assets	3,653	3,822
Other non-current assets	2,290	2,058

Total assets	$23,161	$22,926

Liabilities and Equity:
Current liabilities:
Borrowings	$750	$749
Accounts payable, accrued expenses and other current liabilities	2,119	2,253

Total current liabilities	2,869	3,002

Non-current liabilities:
Borrowings	7,203	7,202
Other liabilities	1,357	1,336
Redeemable noncontrolling interests	302	261
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	3	3
Class B common stock, $0.01 par value	3	3
Additional paid-in capital	9,327	9,453
Retained earnings	2,409	1,982
Accumulated other comprehensive loss	(312)	(318)

Total Fox Corporation stockholders’ equity	11,430	11,123
Noncontrolling interests	—	2

Total equity	11,430	11,125

Total liabilities and equity	$23,161	$22,926

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2021

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2021	2020

	$ Millions
Operating Activities:
Net income	$708	$1,117
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	79	68
Amortization of cable distribution investments	5	5
Impairment and restructuring charges	—	35
Equity-based compensation	15	31
Other, net	(69)	(519)
Deferred income taxes	168	391
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(174)	(193)
Inventories net of program rights payable	(499)	(440)
Accounts payable and accrued expenses	(171)	(62)
Other changes, net	(33)	(166)

Net cash provided by operating activities	29	267

Investing Activities:
Property, plant and equipment	(53)	(117)
Acquisitions, net of cash acquired	(75)	(1)
Proceeds from dispositions, net	82	—
Purchase of investments	(29)	(31)

Net cash used in investing activities	(75)	(149)

Financing Activities:
Repurchase of shares	(250)	(267)
Non-operating cash flows from The Walt Disney Company	—	152
Settlement of Divestiture Tax Prepayment	—	462
Dividends paid and distributions	(150)	(15)
Other financing activities, net	(29)	(34)

Net cash (used in) provided by financing activities	(429)	298

Net (decrease) increase in cash and cash equivalents	(475)	416
Cash and cash equivalents, beginning of year	5,886	4,645

Cash and cash equivalents, end of period	$5,411	$5,061

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2021

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net, and tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended September 30, 2021 and 2020:

	Three Months Ended
	September 30, 2021		September 30, 2020
	Income	EPS	Income	EPS

	$ Millions, except per share data
Net income	$708		$1,117
Less: Net income attributable to noncontrolling interests	(7)		(11)

Net income attributable to Fox Corporation stockholders	$701	$1.21	$1,106	$1.83
Impairment and restructuring charges	—	—	35	0.06
Other, net[5]	(68)	(0.12)	(523)	(0.86)
Tax provision	9	0.02	98	0.16
Rounding	—	—	—	(0.01)

As adjusted	$642	$1.11	$716	$1.18

[5]	Other, net presented above excludes Equity losses of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2021

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, Interest income, Other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences and the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three months ended September 30, 2021 and 2020:

	Three Months Ended September 30,
	2021	2020

	$ Millions
Net income	$708	$1,117
Add:
Amortization of cable distribution investments	5	5
Depreciation and amortization	79	68
Impairment and restructuring charges	—	35
Interest expense, net	97	98
Other, net	(69)	(519)
Income tax expense	244	362

Adjusted EBITDA	$1,064	$1,166